Exhibit 99.1
                                                                  ------------

Name and Address of Reporting Person:          Leslie H. Wexner
                                               c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               8/1/2003


                                 Amount of
                                Securities
                               Beneficially
                                   Owned                   Ownership
                                 Following                   Form:
                                 Reported                Direct (D) or                       Nature of Indirect
Title of Security             Transaction(s)              Indirect (I)                      Beneficial Ownership
-----------------             --------------              ------------                      --------------------
Common Stock                    1,161,568  (5)                I  (3)               Held in The Limited, Inc. Savings and
                                                                                   Retirement Plan for Leslie H. Wexner's account

Common Stock                      400,000                     I  (4)               Abigail S. Koppel Grantor Trust

Common Stock                    3,500,000                     I  (3)               The Wexner Children's Trust II

Common Stock                            0  (6)                I  (3)               The Children Trust

Common Stock                    2,498,670                     I  (4)               The Birthday Trust

Common Stock                   12,000,000                     I  (3)               The Abigail Trust

Common Stock                    8,000,000                     I  (3)               Wexner Personal Holdings Corporation

Common Stock                   24,389,577  (6)                D/I  (2)             (2)

Common Stock                    7,606,957                     D/I  (1)             (1)

See notes on next page.


Name and Address of Reporting Person:            Leslie H. Wexner
                                                 c/o Limited Brands, Inc.
                                                 Three Limited Parkway
                                                 Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:        Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                 8/1/2003



(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5) Based on account balance as of June 30, 2003. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.

(6) Reflects the transfer on May 27, 2003, of 14,984,800 shares from The Children Trust to Mr. Wexner (in a transaction exempt under Rule 16a-13).


Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interest therein.

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                              Abigail S. Wexner

Address of Joint Filer:                           c/o Limited Brands, Inc.
                                                  Three Limited Parkway
                                                  Columbus, OH  43216

Relationship of Joint Filer to Issuer:            Director

Issuer Name and Ticker or Trading Symbol:         Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                  8/1/2003

Designated Filer:                                 Leslie H. Wexner



SIGNATURE:

Abigail S. Wexner
-------------------------------
Abigail S. Wexner


August 5, 2003
--------------
Date